                                                                   Exhibit 3-217
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
                      MERIDIAN VALLEY LIMITED PARTNERSHIP

                         LIMITED PARTNERSHIP AGREEMENT
                                AND CERTIFICATE


                               Table of Contents
                               -----------------

                                                               [Graphic Omitted]


                                   ARTICLE I

                  Formation, Name, Resident Agent and Purpose

Section 1.1       Formation                                                    1
Section 1.2       Name, Office, and Resident Agent                             1
Section 1.3       Purpose                                                      2
Section 1.4       Term and Dissolution                                         2


                                   ARTICLE II

                              Partners end Capital

Section 2.1       Partners and Capital                                         2
Section 2.2       No Interest on Capital Contribution                          3
Section 2.3       Withdrawal of Capital                                        3
Section 2.4       Capital Account                                              3
Section 2.5       Obligation to Return Capital Contribution                    5
Section 2.6       No Liability of Limited Partners                             5


                                  ARTICLE III

               Rights, Powers, and Duties of the General Partner

Section 3.1       Authority of the General Partner to
                    Manage the Partnership                                     5
Section 3.2       Restriction on Authority                                     6
Section 3.3       Business Management and Control                              6
Section 3.4       Limitation on Liability of General
                    Partner; Indemnification                                   7


                                   ARTICLE IV

                  Termination of a General Partner's Interest

Section 4.1       Sale of a General Partner's Interest                         8
Section 4.2       Admission of a Successor or Additional
                    General Partner                                            8
Section 4.3       Withdrawal of a General Partner                              9

                                   ARTICLE V

                  Transferability of Limited Partner Interests

Section 5.1       Assignability of Limited Partner Interests
                    Substitute Limited Partners                               9
Section 5.2       Substitute Limited Partners                                 9


                                   ARTICLE VI

                         Profit, Loss and Distributions

Section 6.1       Profits and Losses                                          10
Section 6.2       Distributions Prior to Termination of the Partnership       10
Section 6.3       Distributions and Payment Upon Termination and Winding Up   13


                                  ARTICLE VII

               Books and Records, Accounting, Tax Elections, Etc.

Section 7.1       Books, Records, and Reports; Accountants                    13
Section 7.2       Bank Accounts                                               13
Section 7.3       Tax Elections                                               14
Section 7.4       Special Basis Adjustments                                   14
Section 7.5       Fiscal Year and Accounting Method                           14
Section 7.6       Tax Matters Partner                                         14


                                  ARTICLE VIII

                               General Provisions

Section 8.1       Notices                                                     15
Section 8.2       Word Meanings                                               15
Section 8.3       Binding Provisions                                          16
Section 8.4       Applicable Law                                              16
Section 8.5       Paragraph Titles                                            16
Section 8.6       Amendment Procedure                                         16
Section 8.7       Entire Agreement                                            16
Section 8.8       Other Business Activities                                   16

                      MERIDIAN VALLEY LIMITED PARTNERSHIP

                         LIMITED PARTNERSHIP AGREEMENT
                                AND CERTIFICATE

   LIMITED PARTNERSHIP AGREEMENT AND CERTIFICATE dated as of December _____, 1986 by and among MERIDIAN NURSING CENTERS, INC., a Maryland corporation ("MNC"), as a General Partner, and MERIDIAN/CONSTELLATION LIMITED PARTNERSHIP, a Maryland limited Partnership ("MCLP"), as a Limited Partner.

                             Preliminary Statement

   Whereas, the parties hereto desire to form Meridian Valley Limited Partnership (the "Partnership") as a limited partnership under the laws of the State of Maryland, the purpose of this Limited Partnership Agreement and Certificate (this "Agreement") is to set out the rights, obligations, and duties of the General Partner and the Limited Partner.

   NOW, THEREFORE, it is hereby agreed that the Agreement and Certificate of Limited Partnership of Meridian Valley Limited Partnership shall be as follows:

                                   ARTICLE I
                                   ---------

                  Formation, Name, Resident Agent and Purpose
                  -------------------------------------------

   Section 1.1 Formation

   The parties hereto hereby agree to form a limited partnership known as Meridian Valley Limited Partnership as a Maryland limited Partnership pursuant to the provisions of the Maryland Revised Uniform Limited Partnership Act as embodied in Title 10 of the Corporations and Associations Article of the Annotated Code of Maryland, amended from time to time.

   Section 1.2 Name, Office, and Resident Agent

   The Partnership shall conduct business under the name and style of MERIDIAN VALLEY LIMITED PARTNERSHIP. The principal of the Partnership shall be 21 West Road, Towson, Maryland 21204. The Partnership shall have such other or additional offices as may, from time to time, be determined necessary by the General Partner. The name and address of the resident agent of the Partnership is Meridian Nursing Centers, Inc., 21 West Road, Towson, Maryland 21204.

   Section 1.3 Purpose

   The purposes of the Partnership are (i) to acquire, own and operate a nursing center known as The Valley Nursing and Convalescent Center at 8720 Emqe Road, Baltimore County, Maryland (the "Facility"), and (ii) to do and perform all acts necessary, incidental, or convenient to carry out the Partnership's business purpose.

   Section 1.4 Term and Dissolution

   A. The Partnership shall continue in full force and effect until December 30, 2036, except that the Partnership shall be dissolved and wound up prior to that date upon the happening of (a) the sale or other disposition of all or substantially all the assets of the Partnership and the collection in full of the sales price of the assets, (b) the withdrawal from the Partnership of the General Partner, or (c) the election to dissolve the Partnership made in writing by the General Partner with the consent of the Limited Partner.

   B. Upon dissolution of the Partnership, the General Partner (or the trustee, receiver, successor, or legal representative of General Partner if such General Partner is unable or unwilling to do so) shall, unless the Partnership is continued pursuant to Article IV, liquidate the Partnership assets and apply and distribute the proceeds thereof in accordance with
Section 6.3. Notwithstanding the foregoing, in the event the General Partner or its representative shall determine that an immediate sale of part or all of the Partnership's assets would cause undue loss to the Partners, the General Partner or its representative may, in order to avoid such loss, either (i) defer liquidation of, and withhold from distribution for a reasonable time, any assets of the

Partnership except those necessary to satisfy the Partnership debts and obligations, or (ii) distribute the assets to the Partners in kind; provided, however, that the proceeds of any sale or other disposition of Partnership assets shall be distributed in the fiscal year of the Partnership in which the proceeds are collected by the Partnership.

                                   ARTICLE II
                                   ----------

                              Partners, and Capital
                              ---------------------

   Section 2.1 Partners and Capital

   A. The names, addresses, Percentage Interests, and type of interests (i.e. whether General or Limited) of the Partners are as follows:

                                                       Percentage and
Names and Addresses                                    Type interest
-------------------                                    ----------------
Meridian Nursing                                         1% General
Centers, Inc.
21 West Road
Towson, Maryland 21204
Meridian/Constellation Limited Partnership              99% Limited
21 West Road
Towson, Maryland 21204
                                                       100%
                                                       ----


   B. Upon formation of the Partnership, MNC shall contribute $1.00 and MCLP shall contribute $99.00 to the capital of the Partnership. Upon the closing of the acquisition of the Facility by the Partnership, MNC shall contribute $16,884 in cash and MCLP shall contribute $1,671,487 in cash to the capital of the Partnership. In addition, MNC shall lend $67,535 and MCLP shall lend $6,685,950 to the Partnership. Each such loan shall be evidenced by a promissory note which shall be made payable to MNC and MCLP, respectively, shall have a term to maturity of 365 days and shall bear interest at the rate of 9% per annum.

   C. Upon the closing of the acquisition of the Facility by the Partnership or such later time as provided in the Purchase Agreement for the acquisition of the Facility dated December 19, 1986, MNC and MCLP shall contribute as additional capital 1% and 99%, respectively, of the closing costs.

   Section 2.2 No Interest on Capital Contribution

   No interest shall be paid on any capital contribution to the Partnership. Any Partner may, however, loan to the Partnership such additional funds as may be agreed upon by the General Partner, with interest and on such terms as the General Partner may determine. The amount of any such loan shall not increase the Partner's Capital Account or affect in any way his share in the profits, losses, or distributions of the Partnership.

   Section 2.3 Withdrawal of Capital

   No partner shall have the right to withdraw from the Partnership all or any part of his capital contribution until December 31, 2036. No Partner shall have any right to demand and receive property (other than cash) of the Partnership in return of his capital contribution except as may be specifically provided in this Agreement or as may be otherwise agreed to by the General Partner with the consent of the Limited Partners.

   Section 2.4 Capital Account

   A. The Partnership shall establish and maintain for each Partner a Capital Account. Each Partner's Capital Account shall be increased by:

   (a)  the amount of its cash capital contributions to the Partnership;

   (b) the fair market value of property contributed by it to the Partnership (net of liabilities secured by such contributed property that the Partnership assumes or takes subject to);

   (c) allocations to it of Partnership income and gain (or items thereof), including income and gain exempt from tax and, in the case of property that is reflected on the books of the Partnership at a book value that differs from its adjusted basis for federal income tax purposes, solely the amount of income and gain recognized by the Partnership for book purposes with respect to such property: and and shall be decreased by:

   (d)  the amount of money distributed to it by the Partnership,

   (e) the fair market value of property distributed to it by the Partnership (net of liabilities secured by such distributed property that such Partner assumes or takes subject to),

   (f)  allocations to it of expenditures of the Partnership described In
Section 705(a)(2)(B) of the Code, and

   (g) allocations of Partnership loss and deduction (or items thereof), including, in the cane of property that is reflected on the books of the Partnership at a book value that differs from its adjusted basis for federal income tax purposes, solely the amount of loss end deduction recognised by the Partnership for book purposes with respect to such property.

Each Partner's Capital Account shall be further adjusted as may be necessary in order for the Partners' Capital Accounts to be determined and maintained in accordance with Income Tax Regulations ss.1.704-1(b) (2) (iv).

   B. In the event of any transfer of an interest in the Partnership, the transferee shall succeed to the Capital Account of the transferee in respect of the interest transferred.

   Section 2.5 Obligation to Return Capital Contribution

   No Partner shall be personally liable for the return of the capital contributions of the Partners, or any portion thereof, it being expressly understood that any such return of contributions shall be made solely from the Partnership assets.

   Section 2.6 No Liability of Limited Partners

   No Limited Partners shall be liable for any debts, liabilities, contracts or obligations of the Partnership. After his capital contribution has been made, no Limited Partner shall be obligated to make any further contributions to the capital of the Partnership.


                                  ARTICLE III
                                  -----------

                Rights Powers and Duties of the General Partner
                -----------------------------------------------

   Section 3.1 Authority of the General Partner to manage the Partnership

   Subject to the provisions of this Agreement, the General Partner shall have the exclusive right and authority to manage the business of the Partnership and is hereby authorized to take any action and to do anything it deems necessary, except for transactions described in Section 3.2, to carry out the purposes of the Partnership in accordance with the provisions of this Agreement and applicable law, including the following:

   (i) To acquire by purchase, lease or otherwise the Facility and any other interest in real or personal property which may be necessary, convenient or incidental to the accomplishment of the purposes of the Partnership;

   (ii) To construct, rehabilitate, demolish, rebuild. repair, operate, maintain, finance and improve, and to own, sell, convey, assign, mortgage or lease any or all of the real estate and any personal property necessary, convenient or incidental to the accomplishment of the purpose of the Partnership;

   (iii) To borrow money and issue evidences of indebtedness in furtherance of any or all of the purposes of the Partnership, and to secure the same by mortgage, pledge or other lien on any assets of the Partnership;

   (iv) To prepay in whole or in part, refinance, recast, increase, modify or extend any mortgages affecting the assets of the Partnership and in connection therewith to execute any extensions, renewals or modifications of any such mortgages on the assets of the Partnership;

   (v) To employ a management company, including a company owned wholly or partially by any one or more affiliated persons, or who is a General Partner or an affiliate of a General Partner, to manage the assets of the Partnership and to pay reasonable compensation for such services;

   (vi) To execute any note, mortgage and/or loan agreement in order to secure a loan to the Partnership; and

   (vii) To enter into any kind of activity and to perform and carry out contracts of any kind necessary to or in connection with, or incidental to the accomplishment of the purposes of the Partnership, so long as said activities and contracts may be lawfully carried on or performed by a partnership under the laws of the State of Maryland.

   Section 3.2 Restrictions on Authority

   Notwithstanding the provisions of Section 3.1, the General Partner shall not have the authority to do any of the following without the consent of MCLP:

   (1) to enter into any transactions that are not in the ordinary course of business;

   (2) to sell, assign, transfer or otherwise dispose of all or substantially all of the assets of the Partnership;

   (3) to place mortgage financing on the Facility or to refinance an existing mortgage on the Facility;

   (4) to employ the General Partner or an affiliate of the General Partner in any capacity except pursuant to a contract for services under which compensation is for less than $10,000 on an annual basis;

   (5) to acquire any interest in improved real property other than the Facility or to acquire an interest in any other partnership, corporation or other business entity; and

   (6)  to admit a new General Partner to the Partnership.

   Section 3.3 Business Management and Control

   A. The General Partner shall be responsible for the management and operation of the business and affairs of the Partnership. The General Partner shall devote to the day-to-day management and operation of the business and affairs to the Partnership as much of its time as it, in its sole discretion, determines to be reasonably necessary for the efficient operation of the Partnership.

   B. The General Partner shall be fully and entirely reimbursed by the Partnership for any and all reasonable out-of-pocket costs and expenses incurred by the General Partner in connection with the management and supervision of the Partnership business; provided, however, that, with respect to any such reimbursement, the General Partner shall deliver to the Partnership such invoices and receipts as are necessary to substantiate such out-of-pocket costs and expenses.

   C. In furtherance of the provisions of this Section 3.3, the General Partner may contract with any person, firm, or corporation, including, without limitation, persons affiliated with the General Partner, at reasonable and compensation rates of compensation commission, or remuneration, for the performance of any and all services which may at any time be necessary, proper, convenience, or advisable to carry on the business of the Partnership.

   Section 3.4  Limitation on Liability of General Partner: Indemnification

   The General Partner (or any Person directly or indirectly owning an interest in the General Partner or any officer or employee or partner of any such Person) shall not be liable, responsible or accountable in damages or otherwise to any other Partner or to the Partnership for any acts performed or failure to act by the General Partner (or any Person directly or indirectly owning an interest in the General Partner or any officer or partner or employee of any such Person) in good faith and in a manner reasonably believed by it to be within the scope of authority granted to it by this Agreement, unless such act or failure to act is attributable to gross negligence, willful misconduct, or any breach of its fiduciary duty with respect to such act or failure to act. The Partnership (but not any Partner) shall indemnify and hold harmless the General Partner (and each Person directly or indirectly owning an interest in the General Partner or any officer or employee or partner of any such Person) for any loss, damage, liability, cost or expense (including reasonable attorneys fees) arising out of any act or failure to act by the General Partner (or any Person directly or indirectly owning an interest in the General Partner or any officer or employee or partner of any such Person), if such act or failure to act is in good faith and in a manner reasonably believed by it to be within the scope of the authority granted to it by this Agreement and is not attributable to gross negligence, willful misconduct, or any breach of its fiduciary duty with respect to such act or failure to act. Any indemnity under this Section 3.4 shall be paid from, and only to the extent of, Partnership assets and no Partner shall have any personal liability on account thereof.

                                   ARTICLE IV
                                   ----------

                   Termination of a General Partner's Interest
                   -------------------------------------------

   Section 4.1  Sale of a General Partner's Interest

   A. The General Partner may not, without the consent of the Limited Partner and then only upon admission of a substitute General Partner who satisfies the requirements of Section 4.2, withdraw as a General Partner of the Partnership, nor sell any portion of its interest at a General Partner of the Partnership.

   B. In the event that the General Partner withdraws from the Partnership or sells, transfers or assigns its entire interest pursuant to Section 4.1.A, it shall be and shall remain liable for all obligations and liabilities incurred by it as General Partner before such withdrawal, sale, transfer or assignment shall have become effective, but shall be free of any obligation or liability incurred on account of the activities of the Partnership from and after the time such withdrawal, sale, transfer or assignment shall have become effective.

   C. The General Partner may at any time designate additional persons to be General Partners, whose interest in the Partnership shall be such as agreed upon by the General Partner and such Additional General Partner, provided that the Limited Partner shall consent to such admission and the interest of the Limited Partner shall not be affected thereby. Such additional Persons shall become successor or Additional General Partners only upon meeting the conditions provided in Section 4.2.

   Section 4.2  Admission of a successor or Additional General Partner

   A person shall be admitted as a General Partner of the Partnership only if the following terms and conditions are satisfied:

   A. The successor and additional person shall have accepted and agreed to be bound by all the terms and provisions of this Agreement, by executing such documents or instruments that may be required or appropriate to effect the admission of such person as a General Partner and such documents shall have been filed for recordation and all other actions required in connection with such admission shall have been performed; and

   B. If a successor or additional person is a corporation, it shall have provided the Partnership with evidence satisfactory to counsel for the Partnership of its authority to become a General Partner and to be bound by the terms and provisions of this Agreement.

   Section 4.3  Withdrawal of a General Partner

   A. Upon the occurrence of any event described in Section 10-4 02, Title 10 of the Corporations and Associations Article of the Annotated Code of Maryland involving all General Partners (if there then be more than one) or the sole General Partner (if there then be only one), the Partnership shall be dissolved unless it is continued pursuant to Section 4.3.B hereof. In the event that the Partnership is continued pursuant to Section 4.3.B, the General Partner who has suffered an event described in Section 10-402, Title 10 of the Corporations and Associations Article, or its successor in interest, shall have its interest converted to that of a Limited Partner.

   B. If an event described in Section 4.3.A occurs, the remaining Partners may elect by unanimous consent to continue the business of the Partnership in accordance with the provisions of this Agreement. If the remaining Partners do not so elect, the Partnership shall be dissolved and liquidated pursuant to
Section 6.3.

                                   ARTICLE V
                                   ---------

                  Transferability of Limited Partner Interests
                  --------------------------------------------

   Section 5.1  Assignability of Limited Partner Interests

   A. No Limited Partner shall have the right to sell, assign, pledge, or transfer all or any portion of his interest in the Partnership without the consent of the General Partner.

   B. Any sale, exchange, transfer, or other disposition in contravention of the provisions of this Section 5.1 shall be void and ineffectual and shall not bind or be recognized by the Partnership.

   Section 5.2  Substitute Limited Partners

   A. No Limited Partner shall have the right to substitute an assignee as a Limited Partner in his place. The General Partner shall, however, have the right in its exclusive discretion to consent to the admission of an assignee of the interest of a Limited Partner as a Substitute Limited Partner.

   B. Any Substitute Limited Partner shall, as a condition of receiving any interest in the Partnership, agree to be bound by the provisions of this Agreement and to make any representations contained in this Agreement to the same extent as the Limited Partners.

                                   ARTICLE VI
                                   ----------

                         Profit, Loss and Distributions
                         ------------------------------

   Section 6.1  Profits and Losses

   A.  Allocation of Net Income and Loss. Except as otherwise provided in this
Section 6.1, all net income and net loss (including gains and losses from Capital Transactions), for each fiscal year shall be allocated to the Partners in accordance with their Percentage Interests. For purposes of this Article VI, a "Capital Transaction" means any sale, exchange, condemnation, casualty or other disposition of the Facility, the first placement of any mortgage financing on the Facility or a refinancing of any mortgage loan on the Facility, the proceeds from which are not Net Cash Flow (as defined in Section 6.2).

   B. Section 754 Election. All allocations of net income and net loss, including gain or loss on a Capital Transaction, pursuant to this Section 6.1 shall be made without regard to any elections made by the Partnership under
Section 754 Of the Code. After such allocations made, however, appropriate adjustments shall be made in the net income and set loss, including gain or loss on a Capital Transaction, so allocated to each Partner to give effect to such elections.

   C. Allocations to the General Partner. Notwithstanding anything to the contrary that may be expressed or implied in this Agreement, if at any time the allocation provisions of Section 6.1 do not result in the allocation to the General Partner(s) of an aggregate of at least 1% of the net income and net loss including gain or loss on a Capital Transaction being allocated, the General Partner(s) shall be allocated 1% thereof.

   Section 6.2  Distributions Prior to Termination of the Partnership.

   A. Definition of Cash Flow from Operations. For purposes of this Agreement, the term "Cash Flow from Operations" for any calendar year or fraction of a calendar year shall mean all gross revenue accrued from the operation of the Facility including interest income but excluding Capital Proceeds, less all operating expenses accrued in connection with the ownership and operation of the Facility and the administration of the Partnership, determined in accordance with generally accepted accounting principles and as audited by the accountants, adjusted as follows:

     (a)  The following items shall be added in determining Cash Flow from
Operations:

          (i) amounts previously set aside as reserves, when and to the extent that the General Partner no longer regards those amounts of reserves as reasonably necessary in the efficient conduct of the business of the Partnership;

         (ii) income received in the current year but accrued in a prior year;

        (iii) expenses prepaid in a prior year but accrued in the current year; and

         (iv) depreciation and any other non-cash expenditures; and

     (b)  The following items shall be subtracted in determining Cash Flow from
Operations:

          (i) repayment of principal and payment of interest on any loan to the Partnership, deposits to escrows, and any other cash expenses not previously deducted;

         (ii) expenses paid in the current year but accrued in a prior year;

        (iii) prepaid expenses;

         (iv) income accrued in the current year but not yet collected;

          (v) any additions to reserves; and

         (vi) payments of any expenses from the proceeds of a mortgage or any other loan, from insurance or condemnation proceeds, or from capital contributions.

   B. Cash Flow from Operations shall be determined separately for each calendar year or portion thereof and shall not be cumulative. Cash Flow from Operations shall be distributed to the Partners in accordance with their Percentage Interests. Distributions of Cash Flow from Operations to the Partners shall be made at such reasonable intervals during the fiscal year as shall be determined by the General Partner, but in any event shall be distributed no less often than annually and no later than 90 days after the close of each fiscal year.

   C. Distributions of Capital Proceeds. Capital Proceeds shall be distributed as follows:

   First, to the discharge, to the extent required by any lender or creditor (other than a lender or creditor who is also Partner), of debts and obligations of the Partnership;

   Second, to fund reserves for contingent liabilities to the extent deemed necessary by the General Partner;

   Third, to the repayment of any loan made by a Partner to the Partnership;
and

   Fourth, the balance thereof to the Partners accordingly to their Percentage Interests.

   For purposes of this Agreement, "Capital Proceeds" shall mean the net cash proceeds received by the Partnership from a Capital Transaction (including insurance proceeds, damage recoveries or condemnation awards, unless such amounts were applied to repair or replace any improvement or invest in any other property, or unless such payments resulted from business or rental interruption insurance or recovery with respect to a business or rental interruption) after payment of all related expenses but prior to payment of debt and obligations of the Partnership or funding of reserves.

   D. Notwithstanding the foregoing, in no event shall the General Partner receive under Sections 6.2.B and 6.2.C less than 1% of the aggregate of the amounts distributed to the Limited Partner under Sections 6.2.B and 6.2.C. In the event that the amount distributable to the General Partners does not equal at least 1% of the aggregate amount distributable to the Limited Partner without regard to this provision, then the amounts otherwise distributable to the Limited Partner shall be reduced in order to assure the General Partner of its 1% share.

   Section 6.3  Distributions and Payment Upon Termination and Winding Up

   Upon termination and winding up of the Partnership, the remaining assets of the Partnership as determined by the remaining or, surviving General Partner(s) remaining after payment of all liabilities of the Partnership, and funding all reserves, to the extent deemed necessary by the General Partner, shall be distributed to the Partners in accordance with their respective Capital Account balances determined after all allocations pursuant to Section
6.1 and all prior distributions pursuant to Section 6.2, but before any distributions pursuant to this Section 6.3.

                                  ARTICLE VII
                                  -----------

               Books and Records, Accounting, Tax Elections, Etc.
               --------------------------------------------------

   Section 7.1  Books Records and Reports: Accountants

   A. The General Partner shall keep or cause to be kept complete and accurate books and records of the Partnership and supporting documentation of transactions with respect to the conduct of the Partnership's business, which shall be maintained in accordance with generally accepted accounting principles and shall be available at the principal office of the Partnership for examination by any Partner, or his duly authorized representatives, at any and all reasonable times during normal business hours at the office of the Partnership. In the event such books of account and other records are requested to be examined by a firm of certified public accountants, the Partner requesting the examination shall pay the expense of the examination.

   B. The accountants for the Partnership shall be Price Waterhouse & Co. or such other firm of certified public accountants as may be engaged by the General Partner.

   Section 7.2  Bank Accounts

   The bank accounts of the Partnership shall be maintained in such banking institutions as the General Partner shall determine. Withdrawals shall be made only in the regular course of business.

   Section 7.3  Tax Elections

   Subject to the provisions of Section 7.4, all elections required or permitted to be made by the Partnership under the Internal Revenue Code shall be made by the General Partner.

   Section 7.4  Special Basis Adjustments

   In the event of a transfer of all or any part of the interest of any Partner, including a transfer upon the death of a Partner, and a transfer of an interest pursuant to Article V, the Partnership, upon request of the transferor or transferee shall elect, pursuant to Section 754 of the Internal Revenue Code of 1986, as amended (or corresponding provisions of succeeding law), to adjust the basis of the Partnership's property. Notwithstanding anything contained in Article VI of this Agreement, any adjustments made pursuant to Section 754 shall affect only the successor in interest. Each Partner will furnish the Partnership with all information necessary to give effect to such election.

   Section 7.5  Fiscal Year and Accounting method

   The fiscal year of the Partnership shall be the calendar year and the accounting method to be used by the Partnership shall be the accrual method.

   Section 7.6  Tax Matters Partner

   MNC in its capacity as General Partner shall be the "Tax Matters Partner" of the Partnership for federal income tax purposes.

   The Tax Matters Partner shall cause to be prepared and filed with the proper federal, state or local governmental authority all tax returns and at statements required to be filed by the Partnership. Such returns and statements shall be prepared in accordance with methods and principles determined by the General Partner with the consent of the Limited Partner.

   Such Tax Matters Partner shall have all the authority granted by the Code and Treasury Regulations (as amended from time to time) to the Tax Matters Partner, including the authority, after approval of the Limited Partner (regardless of anything to the contrary contained in the Code) :

   (1) to enter into a settlement agreement with the Internal Revenue Service which purports to bind Partners other then the Tax Matters Partner;

   (2) to file a petition as contemplated in Section 6226(a) or 6228 of the Code;

   (3) to intervene in any action as contemplated in Section 6226(b)(5) of the Code;

   (4)  to file any request contemplated in Section 6227(b) of the Code; and

   (5) to enter into an agreement extending the period of limitations as contemplated in Section 6229(b)(1)(B) of the Code.

   The Tax Matters Partner shall receive no compensation for its services. All third party costs and expenses incurred by the Tax Matters Partner in performing its duties shall be borne by the partnership. Nothing herein shall be construed to restrict the Partnership from engaging an accounting firm or law firm to assist the Tax Matters Partner in discharging its duties hereunder.

                                  ARTICLE VIII
                                  ------------

                               General Provisions
                               ------------------

   Section 8.1  Notices

   A. Any and all notices called for under this Agreement shall be deemed adequately given only if in writing and sent by registered or certified mail, postage prepaid to the party or parties for whom such notices are intended.

   B. All such notices in order to be effective shall be addressed to a Partner's last address of record on the Partnership books. The address of the Partnership shall be its principal office.

   Section 8.2  Word Meanings

   The singular shall include the plural and masculine gender shall include the feminine and neuter, and vice versa, unless the context otherwise requires.

   Section 8.3  Binding Provisions

   A. The covenants and agreements contained herein shall be binding upon, and inure to the benefit of the legal representatives, successors, and assigns of the respective parties hereto.

   B. None of the provisions of this Agreement shall be for the benefit of, or enforceable by, any creditor of the Partnership.

   Section 8.4  Applicable law

   This Agreement shall be construed and enforced in accordance with the laws of Maryland.

   Section 8.5.  Paragraph Titles

   Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit, extend, or describe the scope of this Agreement or the intent of any provision hereof.

   Section 8.6   Amendment Procedure

   This Agreement may be modified or amended only with the consent of all of the Partners.

   Section 8.7  Entire Agreement

   This Agreement sets forth all (and is intended by all parties hereto to be an integration of all) of the promises, agreements, conditions, understandings, warranties and representations among the parties hereto with respect to the Partnership, the Partnership business, and the Property, and there are no promises, agreements, conditions, understandings, warranties, or representations, oral or written, express or implied, among them other than as set forth herein.

   Section 8.8  Other Business Activities

   Any of the Partners may engage in and possess any interest in other business or ventures of every nature and description, independently or with others, and neither the Partnership nor the Partners shall have any rights in and to said independent ventures or the income or profits derived therefrom.

   WITNESS the execution under seal the 30th day of December, 1986.


WITNESS:                                     GENERAL PARTNER

                                             MERIDIAN NURSING CENTERS, INC.,
                                               a Maryland corporation

/s/ [graphic of signature]                   By : /s/ Edward A. Burchell
------------------------------------         -----------------------------------
                                             Its : President



WITNESS:                                     LIMITED PARTNER

                                             MERIDIAN/CONSTELLATION LIMITED
                                               PARTNERSHIP, A Maryland limited
                                               partnership

                                             By Meridian Nursing Centers, Inc.,
                                                General Partner

/s/ [graphic of signature]                   By : /s/ Edward A. Burchell
-------------------------------------        -----------------------------------
                                             By CPI Health Services, Inc.,
                                               General Partner

/s/ [graphic of signature]                   By : /s/ [graphic of signature]
-------------------------------------        -----------------------------------



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